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Exhibit 10.9

FIRST AMENDMENT TO EARNOUT AGREEMENT

        This FIRST AMENDMENT TO EARNOUT AGREEMENT (this "Amendment") is made as of the 19th day of December, 2012, by and among OXFORD INDUSTRIES, INC., a Georgia corporation ("Oxford"); SUGARTOWN WORLDWIDE LLC, a Delaware limited liability company ("Sugartown"); and SWI HOLDINGS, INC., a Delaware corporation ("SWI"), on behalf of itself and on behalf of the Sellers (as hereinafter defined) in its capacity as Sellers' Representative.

W I T N E S S E T H:

        WHEREAS, the parties hereto are parties to a certain Earnout Agreement, dated as of December 21, 2010 (the "Earnout Agreement"; capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to them in the Earnout Agreement), among Oxford, Sugartown (as successor in interest to Sugartown Worldwide, Inc.), SWI and the Persons listed under the heading "Sellers" on the signature pages thereto (the "Sellers"), which Earnout Agreement was entered into in connection with a Stock Purchase Agreement, dated as of December 21, 2010 (the "Purchase Agreement"), pursuant to which SWI sold to Oxford, and Oxford purchased from SWI, all of the issued and outstanding capital stock of Sugartown Worldwide, Inc., on the terms and subject to the conditions set forth in the Purchase Agreement; and

        WHEREAS, the Earnout Agreement provides for the payment to SWI of, among other things, certain payments designated as Basic Earnout Payments based upon the achievement of certain performance targets for the applicable Earnout Years; and

        WHEREAS, based upon the Adjusted PBT for EY 2011 (i.e., the period beginning on 12:00 a.m., New York, New York, time on the day immediately following the Closing Date and ending January 28, 2012, inclusive), (x) SWI was paid the maximum Basic Earnout Payment of Two Million, Five Hundred Thousand Dollars ($2,500,000) in respect of EY 2011, and (y) as adjusted pursuant to Section 2.1.2.4 of the Earnout Agreement, the EY 2012 Target PBT is Seven Million, Five Hundred Two Thousand Dollars ($7,502,000); and

        WHEREAS, based upon the estimated Adjusted PBT for the portion of EY 2012 (i.e., the period beginning January 29, 2012 and ending February 2, 2013, inclusive) that has expired as of the date hereof, the parties believe it is substantially certain that Oxford and Sugartown, jointly and severally, will be obligated to pay to SWI the maximum Basic Earnout Payment of Two Million, Five Hundred Thousand Dollars ($2,500,000) in respect of EY 2012 pursuant to the Earnout Agreement; and

        WHEREAS, in consideration of, among other things, the discounting of certain portions of the Basic Earnout Payment in respect of EY 2012, as further set forth in this Amendment, the parties hereto have agreed that the Basic Earnout Payment in respect of EY 2012 may be paid earlier than originally planned, subject to possible adjustment pursuant to the Earnout Agreement and this Amendment.

        NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Oxford, Sugartown and SWI, on behalf of itself and on behalf of the Sellers in its capacity as Sellers' Representative, intending to be legally bound, hereby agree as follows:

        1.    Payment of Basic Earnout Payment for EY 2012.    Notwithstanding the provisions of Article 2 of the Earnout Agreement (including without limitation the provisions of Sections 2.1.3 and 2.3 of the Earnout Agreement), the parties hereto agree that on or prior to December 31, 2012, Oxford shall pay to SWI, in accordance with, but subject to, Section 2.4 of the Earnout Agreement and subject to possible adjustment pursuant to the Earnout Agreement and this Amendment, (x) the maximum Basic Earnout Payment of Two Million Five, Hundred Thousand Dollars ($2,500,000) which may be payable to SWI pursuant to the Earnout Agreement in respect of EY 2012 less (y) an early payment discount of Twenty Thousand Dollars ($20,000).

2.     Review and Adjustment Procedures.

        (a)   Without limitation of (i) Section 2.3 of the Earnout Agreement in respect of Earnout Years other than EY 2012 and in respect of the Four-Year Period, or (ii) the two penultimate sentences of Section 2.3 of the Earnout Agreement in respect of all Earnout Years, the parties agree that Section 2.3 of the Earnout Agreement is hereby amended with respect to EY 2012 only to provide that within one hundred twenty (120) days after the end of EY 2012, Oxford shall submit to SWI in writing the proposed calculations necessary to definitively determine the EY 2012 Adjusted PBT and the EY 2013 Target PBT, giving effect to Section 2.1.3.4, together with the monthly income statements and monthly balance sheets of the Company and Capital Charge calculations for EY 2012. Oxford and Sugartown shall give SWI such access during normal business hours to the books and records of Sugartown as SWI shall reasonably request in order to evaluate such calculations. If SWI objects to Oxford's calculations as delivered pursuant to this Section 2(a), SWI may deliver to Oxford a notice of objection within thirty (30) days after delivery thereof, in which event the EY 2012 Adjusted PBT shall be finally determined in accordance with Section 2.3 of the Earnout Agreement as if an Objection Notice had been delivered by SWI with respect to any other Earnout Year. If no notice of objection is delivered to Oxford within such thirty (30) day period or if SWI delivers to Oxford a notice of acceptance of such calculations, the EY 2012 Adjusted PBT calculation of Oxford shall be final and binding. The determination of the EY 2012 Adjusted PBT pursuant to this Section 2(a) and Section 2.3 of the Earnout Agreement, as applicable, shall be final and binding with respect to the EY 2012 Adjusted PBT for purposes of any subsequent Earnout Calculations.

        (b)   If, upon final determination of the EY 2012 Adjusted PBT pursuant to Section 2(a) above and Section 2.3 of the Earnout Agreement, as applicable, it is determined that the EY 2012 Adjusted PBT is equal to or less than Six Million, Three Hundred Seventy-Six Thousand, Seven Hundred Dollars ($6,376,700), then SWI shall pay to Oxford the sum of Two Million, Five Hundred Thousand Dollars ($2,500,000). If, upon final determination of the EY 2012 Adjusted PBT pursuant to Section 2(a) above and Section 2.3 of the Earnout Agreement, as applicable, it is determined that the EY 2012 Adjusted PBT is greater than Six Million, Three Hundred Seventy-Six Thousand, Seven Hundred Dollars ($6,376,700) but less than Seven Million, Five Hundred Two Thousand Dollars ($7,502,000), then SWI shall pay to Oxford an amount equal to (x) Two Million, Five Hundred Thousand Dollars ($2,500,000) less (y) Two Million, Five Hundred Thousand Dollars ($2,500,000) multiplied by a fraction (i) the numerator of which shall be (A) the EY 2012 Adjusted PBT minus (B) Six Million, Three Hundred Seventy-Six Thousand, Seven Hundred Dollars ($6,376,700) and (ii) the denominator of which shall be One Million, One Hundred Twenty-Five Thousand, Three Hundred Dollars ($1,125,300). If, upon final determination of the EY 2012 Adjusted PBT pursuant to Section 2(a) above and Section 2.3 of the Earnout Agreement, as applicable, it is determined that the EY 2012 Adjusted PBT is equal to or greater than Seven Million, Five Hundred Two Thousand Dollars ($7,502,000), then SWI shall have no obligation with respect to payment of any amounts to Oxford pursuant to this Amendment. If SWI shall be obligated to pay any amounts to Oxford pursuant to this Section 2(b), such amounts shall be paid within ten (10) business days following the final determination of the EY 2012 Adjusted PBT pursuant to Section 2(a) above and Section 2.3 of the Earnout Agreement, as applicable.

        (c)   Notwithstanding anything to the contrary, but subject to payment from SWI to Oxford pursuant to Section 2(b) above, upon payment to SWI of the Basic Earnout Payment for EY 2012 in accordance with, and subject to, Section 1 above, Oxford shall be fully released and discharged of any obligations with respect to any Basic Earnout Payment for or in respect of EY 2012.

3.     Miscellaneous.

        (a)    Captions.    The titles, captions and table of contents contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

        (b)    Controlling Law.    This Amendment shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without reference to its choice of law rules (other than Section 5-1401 of the General Obligations Law of the State of New York).

        (c)    Authority of Parties.    Each of the undersigned represents and warrants that it is authorized to execute and deliver this Amendment on behalf of such party(ies) and that this Amendment is binding upon such party(ies) in accordance with its terms.

        (d)    Integration.    The Earnout Agreement, as amended and supplemented by this Amendment, is hereby confirmed and shall continue in force and effect and supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect thereto.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed, as of the date first above written by their respective officers thereunto duly authorized.

OXFORD INDUSTRIES, INC.
By:	/s/ K. SCOTT GRASSMYER
	Name:	K. Scott Grassmyer
	Title:	SVP-Finance, CFO & Controller
SUGARTOWN WORLDWIDE LLC
By:	/s/ K. SCOTT GRASSMYER
	Name:	K. Scott Grassmyer
	Title:	Vice President
SWI HOLDINGS, INC., on behalf of itself and on behalf of the Sellers
By:	/s/ SCOTT A. BEAUMONT
	Name:	Scott A. Beaumont

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  Exhibit 10.9
FIRST AMENDMENT TO EARNOUT AGREEMENT
W I T N E S S E T H
[Signature page follows]